EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Map of Store Locations Available

Media Contacts:
Kim Van Syoc
LANE PR
503-546-7878
kimv@lanepr.com

Lani Hayward
Umpqua Holdings Corporation
503-727-4132
lanihayward@umpquabank.com	Dan Sullivan Umpqua Holdings Corporation 503-727-4103 dansullivan@umpquabank.com Terry L. Robinson North Bay Bancorp 707-252-5024 trobinson@vintagebank.com

UMPQUA HOLDINGS CORPORATION TO ACQUIRE CALIFORNIA-BASED NORTH BAY BANCORP Deal Enhances Umpqua’s Presence in Napa and Solano Counties

PORTLAND, Ore., Jan. 18, 2007 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York Inc., and California-based North Bay Bancorp (NASDAQ: NBAN) signed an agreement today for
Umpqua Holdings Corporation to acquire North Bay Bancorp and its principal operating subsidiary, The Vintage Bank, along with its Solano Bank division. The agreement provides for North Bay Bancorp shareholders to receive 1.217 shares of Umpqua common stock for each share of North Bay Bancorp common stock, giving the acquisition a total value of approximately $156 million

Upon completion of the acquisition, all The Vintage Bank and Solano Bank branches will operate under the Umpqua Bank name. The acquisition will add North Bay Bancorp’s network of 10 Northern California branches, including locations in the Napa, St. Helena, American Canyon, Vacaville, Benicia, Vallejo and Fairfield areas, to Umpqua Bank’s network of 134 Northern California, Oregon and Washington locations. Ray Davis will continue to lead the combined organizations as president and CEO of Umpqua Holdings Corporation and Bill Fike will continue as president of Umpqua California.

Umpqua Holdings Corporation to Acquire California-Based North Bay Bancorp Jan. 18, 2007 Page 2

“Our acquisition of North Bay Bancorp, the area’s premier community bank, is an important step in Umpqua’s growth strategy in California,” said Fike. “North Bay Bancorp’s two operating banks enhance Umpqua’s presence in this growing market, and extends our focus on customer service and community. We look forward to working with the business and agricultural community as well as the residents of the area.”

“In previous acquisitions, Umpqua has demonstrated how to bring two cultures together so the change benefits everyone involved: our associates, our customers and our shareholders,” said Fike. “We will do the same with this acquisition, expanding our network and enhancing our lending power while continuing to provide The Vintage Bank, Solano Bank and Umpqua Bank customers with the service and commitment to community they rely on.”

“This is a strong strategic move that provides The Vintage Bank and Solano Bank customers with a dynamic and respected brand and a proven delivery system,” said Terry L. Robinson, president, CEO and director of North Bay Bancorp. “We believe the prospects for creating long-term shareholder value are greatly enhanced by the combination of our institutions.”

The boards of both companies have approved the transaction, which is subject to regulatory approval and approval by the shareholders of North Bay Bancorp, as well as other customary conditions of closing. Completion is expected during the second quarter of 2007. Umpqua Holdings Corporation expects the acquisition to be neutral to operating earnings per share in 2007 and accretive in 2008. The operational integration of the combined institutions is expected to be completed during the second quarter of 2007. The combined organization will have assets of approximately $8 billion, deposits of approximately $6.1 billion and shareholders’ equity of approximately $1.3 billion.

Approximately 5.1 million shares of Umpqua Holdings Corporation common stock are expected to be issued in connection with the acquisition.

In addition to serving as president of Umpqua Bank’s California operations, Bill Fike will oversee the completion of the acquisition. Robinson will work with Fike throughout the integration period and plans to retire later this year.

Umpqua Holdings Corporation to Acquire California-Based North Bay Bancorp Jan. 18, 2007 Page 3

Milestone Advisors served as financial advisor and provided a fairness opinion to the board of directors of Umpqua Holdings Corporation. Howe Barnes Hoefer & Arnett served as financial advisor and provided a fairness opinion to the board of directors of North Bay Bancorp.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 134 locations stretching from the greater Sacramento, Calif. area and San Joaquin Valley to Seattle, as well as along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

About North Bay Bancorp

North Bay Bancorp is the holding company for The Vintage Bank in Napa County and Solano Bank, a Division of The Vintage Bank, in Solano County. This full-service commercial bank offers a wide selection of deposit, loan and investment services to local consumers and small business customers. The Vintage Bank opened in 1985 and now operates six banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The main office and two branch offices are located in the City of Napa. Vintage also has branches in the city of St. Helena, American Canyon and the Southern industrial area of Napa County. Solano Bank, a Division of The Vintage Bank, launched in July 2000, has offices in the primary cities along the I-80 corridor of Solano County, including Vacaville, Fairfield, Vallejo and Benicia and an off-site ATM facility in downtown Fairfield. Solano County is projected to be the fastest growing county in Northern California through year 2030, and is attracting businesses and residents with a quality lifestyle, affordable housing and business-friendly attitudes.

Umpqua Holdings Corporation to Acquire California-Based North Bay Bancorp Jan. 18, 2007 Page 4

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in Umpqua’s and North Bay Bancorp’s filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include whether North Bay Bancorp shareholders approve the merger, whether the companies receive regulatory approvals, the timing of closing, whether the companies have accurately predicted acquisition and consolidation expenses, the timing and amount of savings from consolidation, the expected earnings contributions of both companies and management’s ability to effectively integrate the companies.

The foregoing may be deemed to be offering materials of Umpqua Holdings Corporation and solicitation of materials of North Bay Bancorp in connection with the proposed merger of North Bay with and into Umpqua. North Bay shareholders are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which Umpqua will file with the SEC in connection with the proposed acquisition, because it will contain important information about Umpqua, North Bay, the acquisition and related matters. The directors and executive officers of North Bay may be deemed to be participants in the solicitation of proxies from North Bay shareholders. Information regarding the participants and their security holdings can be found in North Bay’s most recent proxy statements filed with the SEC and the proxy statement/prospectus when it is filed with the SEC. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and from Umpqua by directing a request to Umpqua Holdings Corporation, Attention: Investor Relations, One SW Columbia Street, Suite 1200, Portland, OR 97258, and from North Bay by directing a request to North Bay Bancorp, Investor Relations, P.O. Box 2200, 1190 Airport Road, Napa, CA 94558.

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